UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2017

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

201 Santa Monica Boulevard, Suite 500 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Cope)

(310) 598-5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⁬☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On December 4, 2017, Opiant Pharmaceuticals, Inc. (the “Company”) notified the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) that, following the resignation of Geoffrey Wolf as a director of the Company and member of the audit committee of the board of directors of the Company (the “Audit Committee”) on November 30, 2017, the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires that the audit committee of a listed company be composed of at least three independent directors.
On December 5, 2017, the Company received correspondence from Nasdaq noting that the Company was no longer in compliance with Nasdaq’s audit committee composition requirements as set forth in Nasdaq Listing Rule 5605(c)(2)(A) (the “Notice”). The Notice also stated, among other things, that, pursuant to Nasdaq Listing Rule 5605(c)(4), the Company is entitled to a cure period to reestablish compliance with Nasdaq Listing Rule 5605(c)(2)(A), which cure period will expire upon (i) the earlier of either the date of the Company’s next annual shareholders’ meeting or November 30, 2018, or (ii) if the next annual shareholders’ meeting is held before May 29, 2018, no later than May 29, 2018.

The Company is initiating a search to identify qualified candidates to replace Mr. Wolf as a director of the Company and member of the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opiant Pharmaceuticals, Inc.

Date: December 8, 2017	By:	/s/ David D. O’Toole
Name: David D. O’Toole
Title: Chief Financial Officer